Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Terremark Worldwide, Inc.:

We consent to the incorporation by reference in the registration statements listed below of our reports dated June 8, 2009, with respect to the consolidated balance sheets of Terremark Worldwide, Inc. as of March 31, 2009 and 2008, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended March 31, 2009, and all related financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2009 and the effectiveness of internal control over financial reporting as of March 31, 2009, which reports appear in the March 31, 2009 annual report on Form 10-K of Terremark Worldwide, Inc.

Our report on the consolidated financial statements refers to the adoption of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes- An Interpretation of FASB Statement No. 109 effective April 1, 2007.

•	Form S-3 (Registration Nos. 333-146589, 333-140836, 333-127622, 333-102286, 333-121133, 333-37060 and 333-123775); and

•	Form S-8 (Registration Nos. 333-154746, 333-146848, 333-132995, 333-118369, and 333-98331).

(signed) KPMG LLP

Miami, Florida
June 8, 2009
Certified Public Accountants